EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-37040 and No. 333-18217) on Form S-8 of Vineyard National Bancorp of our report dated February 12, 2004 relating to the consolidated financial statements for the years ended December 31, 2003 and 2002 which appear in this Annual Report on Form 10-K.

/s/ Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
March 22, 2004